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                                                                 Exhibit 10.14

DATED: ______________________, 1997          LASER SERVICES AGREEMENT

BETWEEN:      Mehl Group Marketing, Inc.
              270 Munoz Rivera Avenue, 6th Floor
              Hato Rey, Puerto Rico 00918                 ("MEHL GROUP")

                                                 -And-

                           _________________________

                           _________________________

                           _________________________      ("CUSTOMER")

RECITALS:

         Whereas, MEHL GROUP is a wholly owned subsidiary of MEHL/BIOPHILE INTERNATIONAL CORPORATION, a Delaware corporation;

         Whereas, MEHL GROUP is the sub-licensee and provider of services in the areas of training, marketing, maintenance and operation of the laser depilation system known as the Chromos 694 Ruby Long Pulse Laser ("Chromos 694");

         Whereas, CUSTOMER intends to accept delivery of the laser depilation system from MEHL/BIOPHILE INTERNATIONAL CORPORATION;

         Whereas, CUSTOMER is interested in obtaining on-going services generally from MEHL GROUP for the training, marketing, maintenance and operation of the laser depilation system; and

         Now Therefore, with respect to the foregoing and for the mutual promises hereinafter set forth, the parties to this Agreement acknowledge that they have entered into a binding and valid contract for which their mutual promises provide full and adequate consideration, wherein they agree as follows.

I. DEFINITIONS:

1. CHROMOS 694: The depilation laser, known as the Chromos 694, which MEHL GROUP believes will provide for a substantially better method for the professional removal of unwanted hair, and for use of which patent protection has been filed under patents and patents pending.

2. BUSINESS PREMISES: The term "Business Premises" shall mean the premises wherein the Chromos 694(s) is (are) located. See attached Schedule A for location and serial number.

3. GROSS REVENUE: "Gross Revenue" shall mean all receipts of the CUSTOMER associated with the Chromos 694, including CONSULTATION AND TREATMENT, before deductions for any purpose, except any sales, use, consumption or related taxes collected by the CUSTOMER on behalf of the taxing authority in the jurisdiction.

II. TERM

         The term of this Agreement is effective from the execution date for a period of THREE (3) YEARS after CUSTOMER'S acceptance of the Chromos 694. CUSTOMER is granted an option to renew upon timely written notice to and approval by MEHL GROUP for two further terms of three (3) years on the same conditions as specified herein. MEHL GROUP'S approval of renewal terms shall not be unreasonably withheld.



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III. LICENSES

1. MEHL GROUP grants CUSTOMER a license for the use of the Chromos 694 at the Business Premises to the extent such rights are created in any patents in the field of laser depilation issued and assigned to MEHL GROUP. MEHL GROUP retains all rights in any patents except said use granted to CUSTOMER. Such license shall be only for the Term of this Agreement and shall terminate without notice at the time of expiration or termination of this Agreement.

2. CUSTOMER agrees to keep confidential any and all patented products, processes, any trade secrets or other proprietary information applicable to laser depilation made available to CUSTOMER as a part of the services rendered by MEHL GROUP and to retain the confidential nature by taking reasonable steps to safeguard information and material including but not limited to instructing personnel regarding confidential nature of information and taking reasonable precautions to safeguard against unauthorized release.

3. CUSTOMER agrees to disclose and license to MEHL GROUP on reasonable terms all ideas, inventions and other developments or improvements conceived by CUSTOMER, alone or with others, during the Term of this Agreement that are related in any manner to the Chromos 694 and its use in laser depilation. CUSTOMER further agrees to assist MEHL GROUP, at MEHL GROUP'S expense, to obtain patents on patentable ideas, inventions and other developments, and agrees to execute all documents necessary to obtain such patents in the name of MEHL GROUP.

4. CUSTOMER agrees not to operate a competing laser depilation system for the Term of this Agreement.

IV. TERMS AND CONDITIONS OF DELIVERY

1. Title to the Chromos 694 shall remain in MEHL/BIOPHILE INTERNATIONAL CORPORATION. CUSTOMER shall have only the right to use it subject to the terms and provisions of this Agreement.

2. MEHL GROUP will give CUSTOMER 120 days notice of the date of delivery and installation of the Chromos 694.

3. MEHL GROUP will be responsible for paying freight and insurance, customs clearance, duty/taxes, storage, delivery and any other charges for transportation of the Chromos 694 from the manufacturer to the Business Premises.

4. CUSTOMER shall provide the necessary electrical, other utilities and general preparedness for the safe and suitable installation of the Chromos 694. MEHL GROUP will be responsible for the complete installation of the Chromos 694 at the Business Premises.

V. TRAINING AND OPERATION

1. MEHL GROUP will provide at no cost to the CUSTOMER the required training course in the operation of the Chromos 694 for up to three staff members. Additional training shall be five hundred dollars ($500.00) per staff member. Expenses related to travel and accommodation for any training will be the responsibility of the CUSTOMER.

2. Trainees must meet manufacturer's standard of operation and obtain a certificate of successful completion.

3. CUSTOMER agrees to ensure that none other than certified persons operate the Chromos 694.

4. CUSTOMER agrees to attend for a reasonable fee on-going training for up-grades or changes to the Chromos 694.

5. MEHL GROUP shall provide the CUSTOMER with advice and consulting services relating to the operation of the Chromos 694 and to the suitability or applicability of the treatment as may be reasonably requested by CUSTOMER.



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6. CUSTOMER agrees to operate the Chromos 694 at all times in accordance with the operations manual supplied by the manufacturer and supply MEHL GROUP with proof of all required authorizations for the operation of the Chromos 694 from the governing agency of the state wherein the Business Premises is located, and shall only make those representations concerning the Chromos 694 set forth by the Food and Drug Administration.

VI. PROMOTION AND ADVERTISING

1. MEHL GROUP, in its sole discretion and at its cost, shall provide the CUSTOMER with initial literature including brochures, reports, clinical data and consultation questionnaires for CUSTOMER'S marketing and use of the Chromos 694. CUSTOMER may purchase from MEHL GROUP additional marketing materials.

2. CUSTOMER shall use only advertising and promotional materials for the Chromos 694 approved by MEHL GROUP in writing before use and participate in any promotional programs for the Chromos 694 sponsored or adopted by MEHL GROUP. MEHL GROUP may refuse to approve advertisements on reasonable grounds, in which case, CUSTOMER agrees to immediately remove or cease using the affected material.

3. CUSTOMER agrees to pay for any local advertising CUSTOMER chooses to undertake. MEHL GROUP will pay for any national advertising that MEHL GROUP chooses to undertake.

4. CUSTOMER agrees not to engage in any conduct which may prejudicially affect the goodwill of the Chromos 694 or of MEHL GROUP, ensuring that its servants, employees, agents or representatives will only make those representations and warranties in respect to the treatment that are included in literature provided by MEHL GROUP.

VII. MAINTENANCE AND UPGRADES

1. MEHL GROUP will keep the Chromos 694 in satisfactory working order and repair, except that, if replacements or service charges are necessitated by CUSTOMER'S improper use of the Chromos 694 or negligence in its use, CUSTOMER will bear the expense of such replacements or repairs. CUSTOMER shall not permit any party other than MEHL GROUP or it authorized sub-contractor to provide the maintenance, repair or replacement parts for the Chromos 694.

2. CUSTOMER will allow MEHL GROUP sufficient time to perform maintenance and repair. MEHL GROUP will not be responsible for any losses, including any loss of income or consequential damage, attributable in any way to the time during which the maintenance/repair is being performed. MEHL GROUP shall perform repairs to the Chromos 694 within a reasonable time.

3. MEHL GROUP agrees that should any upgrades or changes to hardware or software of the Chromos 694 be developed, these changes shall be made at NO CHARGE to the CUSTOMER. CUSTOMER agrees to take delivery of and properly use after sufficient training any and all upgrades or changes.

VIII. ACCOUNTS, RECORDS AND ACCESS

1. CUSTOMER shall maintain books and records for the Business Premises in accordance with generally accepted accounting practices (GAAP). CUSTOMER shall provide MEHL GROUP with patient statistical and financial records for the Chromos 694. Customer may mask patient names or take other precautions necessary to protect the confidentiality of its patients, provided such measures do not prevent MEHL GROUP from obtaining the information to which it is entitled.

2. CUSTOMER agrees to permit MEHL GROUP or its authorized representatives upon five (5) days notice to enter the Business Premises during business hours in order to ensure CUSTOMER has complied with the obligations imposed on CUSTOMER under this Agreement.



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IX. CUSTOMER'S PAYMENT OF FEES FOR SERVICES

1. CUSTOMER shall pay to MEHL GROUP a monthly fee for services equal to FIFTY PERCENT (50%) of the monthly gross revenue generated by each Chromos 694. The monthly fee for services shall be payable on or before the 15TH day of the month for the preceding month's gross revenue.

2. MINIMUM MONTHLY GUIDELINES: CUSTOMER shall use its best efforts to market and use the Chromos 694. In the event that CUSTOMER shall fail to attain a minimum monthly fee for services in the amount of Ten Thousand Dollars ($10,000.00) per month for each Chromos 694 after CUSTOMER has used the laser for a period of six
(6) months, MEHL GROUP, upon thirty (30) days written notice, shall have the right to terminate this Agreement and to reclaim the Chromos 694 and any ancillary products connected with it. MEHL GROUP shall not seek compensatory damages in the form of lost profits upon the failure of CUSTOMER to attain the minimum monthly fee for services.

3. MEHL GROUP shall provide CUSTOMER with the "Smart Card" as demand requires. MEHL GROUP shall have the right to withhold issuance of the "Smart Card" in the event that CUSTOMER is delinquent in its payment of the monthly fee for services.

X. INSURANCE AND INDEMNITY

1. MEHL GROUP shall take out valid and enforceable product liability insurance in the amount of One Million Dollars ($1,000,000.00) and provide CUSTOMER with proof of insurance by certificate. CUSTOMER shall take out valid and enforceable professional liability insurance in the amount of One Million Dollars ($1,000,000.00). CUSTOMER shall take out a valid and enforceable all risk equipment floater policy including theft in the amount of One Hundred Thousand Dollars ($100,000.00) per Chromos 694 and shall name MEHL GROUP as an additional insured. CUSTOMER shall provide MEHL GROUP with proof of insurance by certificate.

2. CUSTOMER agrees to indemnify MEHL GROUP against all expenses, losses, damages, costs, claims, demands and liabilities that MEHL GROUP may sustain or incur as a result, whether directly or indirectly, of any: (a) breach of this Agreement by CUSTOMER including but not limited to a breach in respect of which MEHL GROUP exercises an express right to terminate this Agreement; (b) claim by a third party arising out of CUSTOMER'S negligent operation of the Chromos 694; or (c) loss or damage to any property or injury to or death of any person caused by any act or omission of CUSTOMER, its officers or staff, in relation to any breach of CUSTOMER'S obligations under this Agreement.

XI. REPRESENTATIONS, COVENANTS AND WARRANTIES

1. MEHL GROUP AND CUSTOMER each represent, warrant and covenant to one another that:

         (a) It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it conducts business and has the power to own its assets and properties and to carry on its business as now being and heretofore conducted;

         (b) The execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation, bylaws or similar governing instruments or applicable law; and

         (c) All claims and representations made by MEHL GROUP and CUSTOMER to one another about its ability to perform its obligations under this Agreement are true and correct. MEHL GROUP and CUSTOMER covenant that such claims and representations, and any additional information provided to one another in the marketing and use of the Chromos 694 shall be and remain true and correct and in compliance with all rules and regulations of any applicable local, state, and federal authority.



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XII. TERMINATION


1. MEHL GROUP may terminate this Agreement in the event CUSTOMER:

         (a) is in breach of this Agreement, and if the breach is capable of being rectified, fails to rectify such breach within fourteen (14) days of written notice being given by MEHL GROUP requiring rectification;

         (b) commits any act of bankruptcy or has assets assigned to the benefit of creditors;

         (c) fails to give MEHL GROUP notice of relocation of the Business Premises; or

         (d) defaults in payment of the fee for services due to MEHL GROUP on the date appointed for payment thereof and fails to cure such default within three (3) days of written notice, MEHL GROUP may immediately terminate this Agreement.

2. CUSTOMER may terminate this Agreement where MEHL GROUP:

         (a) is in breach of this Agreement, and if the breach is capable of being rectified, fails to rectify such breach within fourteen (14) days of written notice being given by CUSTOMER requiring rectification; or

         (b) goes into liquidation.

3. Upon termination of this Agreement CUSTOMER must:

         (a) pay all amounts of the fee for service due but unpaid to MEHL GROUP under this Agreement;

         (b) cease using the Chromos 694;

         (c) keep confidential all information for a period of three (3) years from the date of termination; and

         (d) allow MEHL GROUP access to the Business Premises to recover possession of the Chromos 694 and any ancillary products and surrender the same in the original repair, condition and working order as at the commencement of the term except for reasonable wear and tear resulting from permitted use.

         The termination of this Agreement for any reason whatsoever shall not affect any obligation of CUSTOMER under this Agreement which expressly or by implication continues thereafter, including but not limited to maintaining confidentiality, nor shall it affect any accrued rights or remedies which either party may have.

XIII. GENERAL PROVISIONS

1. This Agreement shall be governed by, construed under and enforced in accordance with the substantive laws of the Commonwealth of Puerto Rico without regard to principles of conflict of law.

2. The parties hereto agree to submit all disputes arising out of, or relating to this Agreement which cannot be resolved amicably, to arbitration. Such arbitration will be held in San Juan, Puerto Rico, before a panel of three (3) arbitrators, under and pursuant to the rules of the American Arbitration Association, with any decision thereunder to be final and non-appealable. One arbitrator will be chosen by MEHL GROUP, a second arbitrator will be chosen by CUSTOMER, and the third arbitrator will be chosen by the two arbitrators. Notwithstanding the above arbitration provisions, both parties shall be entitled to seek both legal and equitable relief for breach of confidentiality, breach of non-competition, challenges to or infringements of MEHL GROUP'S intellectual property and the obligation to pay money.

3. The prevailing party in any arbitration or litigation arising with respect to interpretation, performance, or enforcement of this Agreement, shall recover all court costs and reasonable attorney's fees, including attorney's fees for services rendered on appeal.

4. CUSTOMER shall not assign, transfer, sell, sub-license, mortgage or encumber or otherwise dispose of the right conferred on CUSTOMER by this Agreement without the prior written consent of MEHL GROUP. Any approval which may be given by MEHL GROUP under this article shall be subject to the following conditions:

         (a) that CUSTOMER is not in breach of this Agreement; and

         (b) that CUSTOMER ensures that the transferee assumes all of the obligations of CUSTOMER under this Agreement;


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5. MEHL GROUP shall have the right to cause the services required or provided for in this Agreement to be provided through third parties, whether related to or associated with MEHL GROUP, and the provision of such services, maintenance and training by such third parties will be conclusively deemed to fulfil MEHL GROUP'S obligation under this Agreement.

6. All notices, requests, demands or other communications to or from the respective parties required or permitted to be given hereunder shall be in writing and shall be deemed to have been received when delivered in person or sent by facsimile, seven (7) days if by first class, or upon receipt of registered or certified mail, or by a reliable overnight delivery service providing a receipt evidencing such delivery, to the recipient at its address given above or at such other address as hereafter shall be furnished by a notice sent in like manner by such addressee to the other.

7. Every provision of this Agreement is intended to be severable, and, if any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

8. No modification, limitation, waiver, termination, rescission, discharge or cancellation of this Agreement or any provision thereof shall be binding on the party unless in writing and signed by all parties.

9. Force Majeure:

         (a) The parties to this Agreement shall not be considered to be in default of any obligation hereunder, other than the obligation of a party to make payment of amounts due to the other party, if the failure of performance shall be due to a Force Majeure, including but not limited to drought, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, strike or labor difficulty, casualty to equipment or other unavailability of equipment or replacement equipment, inability to obtain and maintain right-of-way permits, licenses, and other required authorizations from any local, state or federal agency or person for any of the facilities or equipment necessary to provide or receive service hereunder, and restraint by court or public authority.

         (b) If any party is affected by a Force Majeure event, such party shall give fourteen (14) days notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is required and the nonperforming party shall use its best efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent prohibited by governmental rule or regulation.

10. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral and written, of the parties concerning the subject matter hereof.

11. MEHL GROUP and CUSTOMER are independent contractors with respect to one another and nothing herein shall create any relationship of employer and employee, principal and agent, association, partnership, joint venture, agency or fiduciary relationship between them except as provided for in this Agreement.

12. The Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be the original, but all such counterparts shall constitute one and the same instrument.

         EXECUTED as an Agreement, the parties hereto have hereunto set their hands:


_________________________________         Signature: ___________________________
TODD D. WATERS,
Vice-President of Marketing               Print name: __________________________
MEHL GROUP MARKETING, INC.
(MEHL GROUP)                              Title: _______________________________

                                          Company Name: ________________________
                                                               (CUSTOMER)



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                                   SCHEDULE A

                                BUSINESS PREMISES


THE BUSINESS PREMISES AS SPECIFIED IN THIS AGREEMENT SHALL MEAN AS FOLLOWS:


NOTE: EACH LOCATION OF THE BUSINESS PREMISES SHALL BE PROVIDED TO MEHL GROUP BY
      CUSTOMER.


1.